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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K



                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  November 7, 1997





                             SOCKET COMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)



         Delaware                        001-13810             94-3155066
-------------------------------      ----------------      -------------------
(State or other jurisdiction of      (Commission File      (I.R.S. Employer
      incorporation)                      Number)          Identification No.)

                                 37400 Central Court
                                   Newark, CA 94560
                       (Address of principal executive offices)

                                    (510) 744-2700
                 (Registrant's telephone number, including area code)


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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        On November 7, 1997, Socket Communications, Inc. (the "Registrant") issued Convertible Promissory Notes (the "Notes") in the aggregate amount of $150,000 to FortagsByggarna BV, Goran Garberg, Martin Gemvik, Bona Utilia AB, Sture Lunden and Mats Nilsson (the "Investors"). The Notes have a maturity date of November 7, 1998, and are convertible into Common Stock of the Registrant at a conversion price of $0.50 per share. All of the Investors, except Mr. Nilsson, are prior investors in convertible promissory notes issued by the Registrant on September 16, 1997 (the "September Notes"). The Notes, with the exception of those issued to Mr. Nilsson, were issued pursuant to the exercise of options granted to the investors of the September Notes to make additional investments upon the same terms as the September Notes. The issuance of the Notes was made in an offshore transaction pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act"), and therefore was exempt from registration under the Act.


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                                      SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SOCKET COMMUNICATIONS, INC.


Dated:  November 19, 1997              By:  /s/ David Dunlap
                                            ------------------------------------
                                            David Dunlap, Vice President of
                                            Finance and Administration, Chief
                                            Financial Officer